EXHIBIT 99.1

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

PRESS RELEASE

Merchants Bancorp Commences Perpetual Preferred Stock Offering

For Release March 15, 2019

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp (“Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana (“Merchants Bank”), announced the commencement of an underwritten public offering of shares of Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, (“Series A preferred stock”), with a liquidation preference of $25 per share.

Net proceeds from the offering are expected to be used for general corporate purposes including to support balance sheet growth of Merchants Bank and potential selective future acquisitions.

Sandler O’Neill + Partners, L.P. is serving as sole underwriter.

A shelf registration statement, including a prospectus, with respect to the offering was previously filed by Merchants with the Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on December 18, 2018. A preliminary prospectus supplement relating to the offering of the Series A preferred stock has been filed with the SEC. The offering will be made only by means of a prospectus supplement and accompanying prospectus. When available, copies of the prospectus supplement and the accompanying prospectus relating to the Series A preferred stock may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, Telephone Number: 1-866-805-4128.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking. Merchants Bancorp, with $3.9 billion in assets and $3.2 billion in deposits as of December 31, 2018, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corporation, Farmers-Merchants Bank of Illinois, Merchants Capital Servicing LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release includes “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including with respect to the timing and size of the offering and the anticipated use of proceeds, which statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to those that are described in the “Risk Factors” section of the preliminary prospectus supplement for this offering filed with the SEC on March 15, 2019, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Merchant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings that Merchants makes with the SEC from time to time (which are available at www.sec.gov).  Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “will likely result,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “annualized,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Merchant’s industry, management’s beliefs and certain assumptions made by Merchant’s management, many of which, by their nature, are inherently uncertain and beyond Merchant’s control.  Any forward-looking statements presented herein are made only as of the date of this press release, and Merchants does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.